Exhibit 3.2

CERTIFICATE OF LIMITED PARTNERSHIP

OF

STONEPEAK ACCESS FUND LP

April 29, 2024

The undersigned, desiring to form a limited partnership under Section 17-201 of the Delaware Revised Uniform Limited Partnership Act, hereby certifies as follows:

1.          Name.  The name of the limited partnership formed hereby is Stonepeak Access Fund LP (the “Fund”).

2.          Registered Office.  The address of the registered office of the Fund in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, New Castle County, Wilmington, Delaware 19801.

3.          Registered Agent.  The name and address of the registered agent of the Fund in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, New Castle County, Wilmington, Delaware 19801.

4.          General Partner.  The name and the business address of the general partner of the Fund is Stonepeak Access Fund Associates LP, 55 Hudson Yards, 550 West 34th Street, 48th Floor, New York, NY 10001.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Limited Partnership dated as of the date first written above and submits it for filing in accordance with Sections 17-201 and 17-206 of the Delaware Revised Uniform Limited Partnership Act.

STONEPEAK ACCESS FUND ASSOCIATES LP

By: Stonepeak Access Fund GP Investors LP, its general partner

By: Stonepeak GP Investors Holdings LP, its general partner

By: Stonepeak GP Investors Upper Holdings LP, its general partner

By: Stonepeak GP Investors Holdings Manager LLC, its general partner

By:	/s/ Adrienne Saunders
	Name:	Adrienne Saunders
	Title:	Senior Managing Director & General Counsel / Chief Compliance Officer

[Certificate of Limited Partnership of Stonepeak Access Fund LP]